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                                                                   Exhibit 5.1


                       OPINION OF LATHAM & WATKINS

                            March 10, 1998



Owens-Illinois, Inc.
One SeaGate
Toledo, Ohio  43666

            Re:   Owens-Illinois, Inc.
                  S-8 Registration Statement

Ladies and Gentlemen:

            At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 10,000,000 shares of Common Stock, par value $0.01 per share (the "Shares"), issuable as restricted stock or upon the exercise of options granted by Owens-Illinois, Inc. (the "Company") under the 1997 Equity Participation Plan of Owens-Illinois, Inc. (the "Plan"). We are familiar with the proceedings undertaken in connection with the authorization, issuance and sale of the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and upon the issuance of Shares under the terms of the Plan and, subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of such Shares pursuant to the terms of the Plan, including the delivery and payment therefor of legal consideration in excess of the aggregate par value of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Latham & Watkins